Exhibit 10.1

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (the “Sponsor Agreement”), dated as of July 10, 2020, is entered into by and between Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Spartan Energy Acquisition Corp., a Delaware corporation (“Spartan”).

W I T N E S E T H:

WHEREAS, concurrently with the execution of this Sponsor Agreement, Spartan, Spartan Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Spartan, and Fisker Inc., a Delaware corporation, will enter into that certain Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (the “BCA”); and

WHEREAS, in connection with the BCA, Sponsor has agreed to surrender to Spartan, for no consideration and as a contribution to the capital of Spartan, 441,176 shares of Class B Common Stock, par value $0.0001 per share, of Spartan (“Class B Common Stock” and such shares, the “Surrendered Shares”), whereupon the Surrendered Shares shall be cancelled.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

2.	Surender and Waiver. Immediately prior to, and conditioned upon, the Effective Time:

a.	the Sponsor shall automatically and irrevocably surrender and forfeit to Spartan, for no consideration and as a contribution to the capital of Spartan, the Surrendered Shares; and

b.	Spartan shall immediately cancel the Surrendered Shares.

3.	Sponsor Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

a.	The Sponsor owns the Surrendered Shares free and clear of all Liens.

b.	The Sponsor has all requisite power and authority to execute and deliver this Sponsor Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by the Sponsor. This Sponsor Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Sponsor Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

4.	Successors and Assigns. Sponsor acknowledges and agrees that the terms of this Sponsor Agreement are binding on and shall inure to the benefit of Sponsor’s beneficiaries, heirs, legatees and other statutorily designated representatives. Sponsor also understands that this Sponsor Agreement, once executed, is irrevocable and binding, and if Sponsor transfers, sells or otherwise assigns any shares of Class B Common Stock held by it as of the date of this Agreement, the transferee of such shares of Class B Common Stock shall be bound by the terms of this Sponsor Agreement as if such transferee were a party hereto. Any holder of Class B Common Stock that subsequently desires to transfer, sell or otherwise assign any shares of Class B Common Stock shall, in addition to any other existing obligations or restrictions applicable to such proposed transfer, sale or assignment that may exist, provide the proposed transferee with a copy of this Sponsor Agreement and obtain from such proposed transferee a written acknowledgment that such proposed transferee acknowledges and agrees to the terms and the other matters set forth in this Sponsor Agreement.

5.	Tax Treatment. For U.S. federal and applicable state and local income tax purposes, the surrender and forfeiture of the Surrendered Shares will be treated as a capital contribution by Sponsor to Spartan.

6.	Termination. This Sponsor Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) the Effective Time and (b) the termination of the BCA in accordance with its terms prior to the Effective Time. This Sponsor Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Sponsor Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 8.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Agreement as of the date first written above.

SPARTAN ENERGY ACQUISITION SPONSOR LLC

By	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

SPARTAN ENERGY ACQUISITION CORP.

By	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

[Signature Page to Sponsor Agreement]